Exhibit  10(iii)

          Agreement and Plan of Reorganization between Xetal, Inc. and and Dental Alternatives, Inc. dated July 26, 1996.


                      AGREEMENT AND PLAN OF REORGANIZATION


       THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of this 26th day of July, 1996 by and between:

       XETAL, INC., a Utah corporation, with its principal offices at 3590 Oceanside Road, Oceanside NY 11572 ("the Company");

       DENTAL ALTERNATIVES, INC., a New York corporation, with its principal offices at, C/O Dr. Jan Stahl, 3590 Oceanside Road, Oceanside NY 11572 ("Acquiree"); and

       DR. JAN STAHL ("Shareholder"), being the sole shareholder of Acquiree; all of whom are sometimes referred to as "the Parties."


                             W I T N E S S E T H :


WHEREAS, the Company confirms that (i) there is no other class of securities, either issued and outstanding or authorized, except as specifically set forth on Schedule A hereto and (ii) there are no warrants, options, rights or other obligations of any nature and kind whereby the Company would be obligated to issue any shares of common stock or of any other type or kind of security, except as previously disclosed to Acquiree and Shareholder; and

WHEREAS, Acquiree confirms that (i) the shares of common stock of Acquiree listed in Paragraph 4.1 are all the shares of common stock of Acquiree issued and outstanding; (ii) that Shareholder is the sole shareholder of Acquiree and that no other party has any interest, either directly or indirectly, in Acquiree's shares owed by Shareholder, and (iii) that no other person or entity has any right or entitlement to receive any further shares of common stock, or of any other class or type of security of Acquiree; and

WHEREAS, the Company desires to acquire all the outstanding Shares of capital stock of Acquiree (the "Acquiree Shares") making Acquiree a wholly-owned subsidiary of the Company, in exchange for the consideration set forth herein; and

WHEREAS, the parties desire to reorganize the management and operations of Acquiree.

NOW, THEREFORE, in consideration of the promises and mutual representations, warranties and covenants herein contained, the parties hereto adopt this Agreement and Plan of Reorganization (the "Agreement"), and hereby agree as follows:

1. Plan of Reorganization. The Acquiree Shares shall be acquired by the Company in exchange for the consideration set forth herein, Acquiree shall become a wholly owned subsidiary of the Company, and the management and operations of Acquiree shall be reorganized as determined by the parties.

2. Consideration. The parties agree and confirm that the consideration to be paid by the Company for the Acquiree Shares shall consist solely of Four Million (4,000,000) shares of the Common Stock of the Company
(the "Acquiror Shares") which Acquiree and Shareholder confirm their understanding that such Acquiror Shares will be subject to a 1-for-10 reverse split which, if approved by the Acquiror Shareholders, will then equal 400,000 post-reverse split shares. The consideration shall be paid to the Shareholder as may be designated by him at the closing hereof. The parties confirm their intention that the transaction contemplated by this Agreement is intended to be deemed to be a tax free exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code. Further, Shareholder understands and confirms that the Acquiror Shares he will receive under this Agreement will be deemed to be "restricted securities" as defined by Rule 144 promulgated under the Securities Act of 1933, as amended, (the "Act") and, as such, will be subject to severe restrictions against the sale or transfer thereof unless registered in the future under the Act or unless an exemption from such registration is available.

3. Delivery of Acquiree Shares and Payment of Consideration. On the Closing Date as set forth herein, Shareholder shall deliver to the Company all stock certificates and/or stock powers representing the Acquiree Shares, duly endorsed, so as to make the Company the sole holder thereof, free and clear of all claims and encumbrances; and the Company shall deliver to Shareholder the Acquiror Shares provided for under Paragraph 2 above. With respect to the Acquiror Shares to be delivered, the Company will at the closing date deliver a certificate or certificates representing the Acquiror Shares to Shareholder so as to make Shareholder the sole holder thereof, free and clear of all claims and encumbrances, which shares will be subject to the restrictions on transfer described herein.

4. Representations of Acquiree and Acquiree Shareholders. Acquiree hereby represents and warrants, with respect to its operations and to the Acquiree Shares, and Acquiree Shareholders hereby represent and warrant, with respect to the matters specified in Sections 4.1, 4.2, 4.3, 4.8, 4.10 and 4.12, that the representations listed below are true and correct as of the date hereof and will be true and correct as of the Closing Date (as hereinafter defined), and each of which shall be deemed to survive the closing hereof:

       4.1 Acquiree is validly organized and existing in good standing under the laws of the State of New York and has 200 shares, $0.10 par value, of Common Stock authorized, of which 200 shares are duly issued and outstanding and owned by Shareholders, which shares constitute the Acquiree Shares to be transferred to the Company hereunder and represent all of the issued and outstanding shares of capital stock of Acquiree;

       4.2 Acquiree has taken all requisite corporate action required under its Certificate of Incorporation, By-Laws and/or the Laws of the State of New York, to the extent necessary to enter into this Agreement and to carry out the terms and conditions to be performed by it. Similarly, Acquiree Shareholders, and each of them, represent that they are not under any impediment or constraint, legal or otherwise, which would prevent them from entering into this Agreement;

       4.3 The Acquiree Shares are duly and validly issued, fully paid and non-assessable, and are free and clear of all voting trusts, agreements, arrangements, liens and all other encumbrances, claims, equities and liabilities of every nature, and Acquiree, having duly taken all corporate action required therefore, had the unqualified right to issue the Acquiree Shares to Shareholders and to deliver clear and unencumbered title thereto. There are no outstanding options, contracts, calls, commitments or demands of any character relating to the authorized, but previously unissued, shares of common stock of Acquiree. Acquiree's common stock is the sole class of stock authorized by Acquiree's Articles of Incorporation and Acquiree is under no obligation, legal or otherwise, to establish any such other class of common stock, or any other type of security. Shareholder has the unqualified right to transfer and dispose of the Acquiree Shares as contemplated herein, and upon the closing hereunder, clear and unencumbered title thereto shall be conveyed to the Company;

       4.4 Acquiree is, or will promptly become, duly qualified as a foreign corporation in good standing in each state in which such qualification is necessary, except where the failure to be so qualified would not materially adversely affect Acquiree;

       4.5 The execution of this Agreement by Acquiree, and the performance of its covenants and undertakings hereunder have been duly authorized by all requisite corporate action, and approved by the Board of Directors and Shareholder; Acquiree has the corporate power and authority to enter into this Agreement and perform the covenants and undertakings to be performed by it hereunder, and is under no impediment which would adversely affect its ability to consummate or prohibit it from consummating this transaction;

       4.6 Acquiree has had no operations of any kind for more than the past three (3) years and, consequently, has not during such period had need or occasion to have prepared for any purpose balance sheets or operating statements. Acquiree shall make available to Acquiror, or its counsel and auditors, all of its financial records and shall cooperate fully in the preparation of any and financial information required by Acquiror for any purpose. Acquiree has no material liabilities, either fixed or contingent. All liabilities for the current and for all prior years, including any income and sales taxes or other taxes for which Acquiree has any liability, have been paid in full or have been adequately provided for;

       4.7 Acquiree has filed all federal, state, county and local income, excise, property and other tax returns, forms or reports which are due or required to be filed by it prior to the date hereof, and has paid or made adequate provisions for the payment of all taxes, fees or assessments which have or may become due pursuant to such returns or pursuant to any assessments received;

       4.8 Acquiree is not involved in any pending litigation or governmental investigation or proceeding, and to the best of Acquiree's knowledge, no material litigation, claim, assessment or governmental investigation or proceeding is threatened which might reasonably be expected to result in any material change in the business or condition, financial or otherwise, of Acquiree or in any of its properties or assets, or which might reasonably be expected to result in any material liability on the part of Acquiree or which questions the validity of this Agreement, or might reasonably be expected to otherwise adversely affect the Company or Acquiree, or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. Shareholder represents that he is not involved in any pending material litigation or governmental investigation or proceeding which would affect his ownership of the Acquiree Shares or his ability to enter into this Agreement or to carry out its terms and conditions or which would, in the case of officers, directors or employees of Acquiree, impair his ability to carry out their duties as such officers, directors or employees now or in the future. Shareholder further covenants that to the best of his knowledge and information, no such material litigation, claim, assessment or governmental investigation or proceeding of any kind exists or is threatened;

       4.9 Acquiree has not breached, and there are no pending or threatened claims or any legal basis for a claim that Acquiree has breached, any of the terms or conditions of any material agreement, contract or commitment to which it is a party or is bound, and the execution and performance hereof will not violate any law or any provisions of any agreement to which Acquiree is subject;

       4.10 Acquiree has complied with all state, federal and local laws in connection with its formation, issuance of securities, organization, capitalization and operation, and no contingent liabilities have been threatened, or claims made or threatened with respect thereto, including claims for violation of any state or federal securities laws and there is no basis for any such claim or liability except in all such cases for violations and claims which individually or in the aggregate would not materially adversely affect Acquiree. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of either Acquiree or Shareholder in connection with the execution and delivery of this Agreement, or the carrying out of any of the transactions contemplated hereby;

       4.11 All copies of Acquiree's Certificate of Incorporation, By-laws, and all other documents and records of Acquiree, including all Amendments thereto, that have been furnished, or immediately upon execution of this Agreement, will be furnished to the Company by or on behalf of Acquiree and are or will be, as applicable, true and complete;

       4.12 Acquiree and Shareholder have full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Acquiree and Shareholder with the provisions hereof will not: (i) conflict with or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or result in the creation of any material lien, security interest, charge or encumbrance upon the Acquiree Shares or any of the material property or assets of the Acquiree under any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Acquiree or any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either Acquiree or Shareholder are a party, or by which they are bound; or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Acquiree or Share- holder or any of their respective properties or assets;

       4.13 Acquiree does not have any agreement, contract, lease, commitment or obligation (including employment agreements or labor contracts);

5. Warranties and Representations of the Company. The Company hereby makes the following representations and warranties to Acquiree and Shareholder, each of which is true as of the date hereof and as of the Closing Date and each of which shall be deemed to be independently material and to have been relied upon by Acquiree and Shareholder in connection with this Agreement, and which representations shall be deemed to survive the closing herein:

       5.1 The Company is a corporation duly organized, validly existing by virtue of the laws of the state of Utah, and is in good standing under the laws thereof; and neither the nature of its business nor the character and location of its properties requires it to be qualified or licensed to do business in any other jurisdiction. Since its incorporation, no claim has been asserted by any governmental authority that the nature of its business, or the character and location of the properties owned or operated by the Company makes qualification or licensing to do business necessary in any jurisdiction in which it is not so qualified or licensed;

       5.2 The authorized capital stock of the Company consists solely of 20,000,000 Shares of Common Stock, $.0001 par value per Share of which Shares, 3,182,330 are presently issued and outstanding Shares, all of which are fully paid and nonassessable shares of the Company's common stock. Except as previously disclosed to Acquiree and Shareholder, as of the date hereof, there are no outstanding subscriptions, options, warrants, calls, commitments, agreements or convertible securities to which the Company is a party or by which it is bound, calling for or requiring the issuance of common stock of the Company, nor are there any voting, registration rights or other agreements relating to the Common Stock or Warrants;

       5.3 The Company has delivered to Acquiree copies of its balance sheet as at the end of its most recent fiscal year, and the related operating statements for the periods then ended, all of said financial statements having been certified by Linder & Linder, independent certified public accountant.
All financial statements submitted to Acquiree are true, complete, accurate and fairly present the financial condition of the Company as of the date thereof, and the results of its operations for the periods covered, all in conformity with generally accepted accounting principles applied on a consistent basis.. The Company has no liabilities, obligations or claims whatsoever, either fixed or contingent, matured or unmatured, not reflected in such financial statements. All liabilities for the current and for all prior years, including any income and sales taxes or other taxes for which the Company has any liability, have been paid in full or have been adequately provided for in said financial statements in accordance with generally accepted accounting principles;

       5.4 The Company has filed all federal, state, county and local income, franchise, property and other tax returns, forms or reports which are due or required to be filed by it prior to the date hereof, and has paid or made adequate provisions for the payment of all taxes, fees or assessments which have or may become due pursuant to such returns or pursuant to any assessments received;

       5.5 The respective books of account and other records of the Company are true, complete and correct, and accurately present or reflect all of the transactions entered into by the Company or to which the Company has been a party, or to which its properties and assets may be subject;

       5.7 Since the date of the most recent financial statements described above, there have not been (i) any adverse changes in the financial condition or in the operations of the Company; (ii) any damage, destruction or loss, whether covered by insurance or not, adversely affecting the properties and business of the Company; (iii) any declaration, setting aside of payment of any dividend in respect of the capital stock of the Company; (iv) any issuance of capital stock by the Company or securities exercisable or exchangeable for capital stock, any distribution (whether by way of reclassification, recapitalization, stock split or otherwise) in respect of the capital stock of the Company, or any redemption or other acquisition of any such stock;
(v) any contract or transaction entered into by the Company except this Agreement or as otherwise disclosed to Acquiree and Shareholder or as approved by Acquiree in writing; (iv) any default in any contract, obligation or debt of the Company; or (vii) any other event or condition of any character pertaining to and adversely affecting the assets or business of the Company taken as a whole;

       5.8 The Company has complied with all state, federal and local laws in connection with its formation, issuance of securities, organization, capitalization and operation, and no contingent liabilities have been threatened, or claims made or threatened with respect to said operations, formation or capitalization, including claims for violation of any state or federal securities laws and, to the best of it's knowledge, no basis for any such claim or liability exists. All filings required to be made by the Company pursuant to federal or state securities laws have been made and are current, comply as to form with all requirements of the securities laws and contain no material misstatement or omit any facts required so as not to be misleading. The Company is not required to file reports with the SEC under Section 13 or 15 of the Securities Exchange Act of 1934. All copies of any documents of the Company either heretofore delivered to Acquiree by the Company, or which shall upon execution hereof or at the Closing be delivered by the Company, are true and complete copies thereof. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company or the Company Shareholders in connection with the execution and delivery of this Agreement, or the carrying out of any of the transactions contemplated hereby;

       5.9 The Company is not involved in any pending litigation or governmental investigation or proceeding, and to the best knowledge of management, no litigation, claim, assessment or governmental investigation or proceeding is pending or threatened. The Company has not breached, nor is there any pending or threatened claims or any legal basis for a claim that the Company has breached, any of the terms or conditions of any agreement, contract or commitment to which it is a party or is bound and the execution and performance hereof will not result in a violation of any agreement, law or governmental regulations to which the Company is subject;

       5.10 The Acquiror Shares to be issued to Shareholders have been duly authorized, and when issued pursuant to the terms of this Agreement, will be validly issued, non-assessable and fully paid under the laws of the state of Utah, and will be issued in a non-public offering pursuant to exemptions from registration under federal and state securities laws and will have all the same dividend, voting and other rights, powers, preferences, limitations and restrictions as all of the shares of common stock of the Company issued and outstanding as of the date hereof, except that such Acquiror Shares shall be deemed "restricted shares" as defined in Rule 144 promulgated under the Act and shall bear a restricted legend with stop transfer instructions at the Company's Transfer Agent. All of the Acquiror Shares will, when delivered, be free and clear of all voting trusts, agreements, arrangements, liens and all other encumbrances, claims, equities and liabilities of every nature, and the Company, having duly taken all corporate action required therefore, has the unqualified right to issue the Acquiror Shares and to deliver clear and unencumbered title thereto;

       5.11 The execution of this Agreement by the Company, and the performance by the Company of its covenants and undertakings hereunder have been duly authorized by all requisite corporate action, and approved by the Board of Directors, subject to approval by the shareholders of the Company, and the Company has the corporate power and authority to enter into this Agreement and perform the covenants and undertakings to be performed by it hereunder, and is under no other impediment which would adversely affect its ability to consummate or prohibit it from consummating the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms;

       5.12 The Company has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by the Company with the provisions hereof will not: (i) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon the Acquiror Shares or any of the property or assets of the Company under any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of the Company or any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party, or by which it is bound; or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

       6. Interim Operations. Between the date hereof and the Closing Date the Company and Acquiree will conduct their operations as follows:

       6.1 Except as herein provided, Acquiror and Acquiree will each carry on their business in substantially the same manner as heretofore and the assets, properties and rights now owned by each will be maintained, as far as practicable, in the usual and ordinary course of business, to the same extent, under the same insurance coverage and in the same condition as on the date of this Agreement; except with the consent of the Company, Acquiree shall engage in no activity or business other than as is presently conducted by Acquiree, or as may be necessary to effect the transactions contemplated by this Agreement;

       6.2 The Company and Acquiree shall, at reasonable times, each permit access to their respective properties and their respective books and records for the purpose of examination by any party and their respective officers, directors, attorneys, accountants and representatives, and each party shall furnish to the other, upon request, any information reasonably required in respect of such property, assets and business;

       6.3 Acquiree will not incur any indebtedness or contingent liability, or enter into any contract or agreement except in the ordinary course of their business or in connection with any transaction specifically disclosed herein or as approved by the Company in writing;

       6.4 Acquiree will promptly advise the Company in writing of any material adverse change in its financial condition, business or affairs arising from matters occurring not in the usual course of business; the Company will promptly advise Acquiree in writing of any adverse change in its financial condition, business or affairs.

7.Conditions Precedent to the Acquisition.

(A) The obligations of the Company to consummate and effect the acquisition contemplated hereunder is subject to the satisfaction, on or prior to the Closing, of the following conditions:

       7.1 The representations and warranties of Acquiree and the Acquiree Shareholders herein contained shall be true and correct as of the Closing Date with the same effect as though made on the Closing Date and Acquiree shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to such Closing Date;

       7.3 All transactions contemplated hereby and the form and substance of all legal proceedings and of all papers used or delivered hereunder, shall be acceptable to counsel for the Company;

       7.4 There shall not be any litigation to restrain or invalidate the acquisition, the defense of which would, in the judgment of the Board of Directors of the Company made in good faith and based upon the advice of counsel, involve expense or lapse of time that would be materially adverse to the interests of each party;

       7.5 The Company shall have received the certificate of the President and Shareholder of Acquiree, dated the Closing Date, with respect to the following matters:

       (a) Acquiree is a corporation duly organized, validly existing and in good standing under the laws of the state of New York and it has all requisite corporate power and authority to carry on the business now conducted and to own and operate its respective properties;

       (b) The authorized capital stock of Acquiree and the number of shares issued and outstanding immediately prior to the acquisition, all of which are duly authorized, issued and outstanding, and are nonassessable shares of Acquiree, are as indicated in Paragraph 4.1 hereof;

       (c) All necessary corporate proceedings, including appropriate action by the shareholders and directors of Acquiree, to approve this Agreement and the execution, delivery and performance thereof and all other proceedings required by law or by the provisions of this Agreement have been taken, and Acquiree has the full right, power and authority to enter into this Agreement and to carry out the terms thereof without further action;

       (d) To the best knowledge of such person, except as herein indicated, there are no suits, actions, claims or proceedings pending or threatened against Acquiree, nor to the knowledge of such counsel is Acquiree a party to or subject to any order, judgment, decree, agreement, stipulation or consent of or with any court or administrative agency, nor, to the best knowledge of such person, is any investigation pending or threatened against Acquiree;

       7.6 The Company shall have received the tax returns, corporate minute book and all other corporate, business and financial records of the Acquiree.

(B) The obligations of Acquiree to consummate and effect the acquisition contemplated hereunder is subject to the satisfaction, on or prior to the Closing, of the following conditions:

       7.7 The representations and warranties of the Company herein contained shall be true and correct as of and at the date of this Agreement and as of the Closing Date of the acquisition; and the Company shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing Date;

       7.8 All transactions contemplated hereby, and the form and substance of all legal proceedings and of all papers used or delivered hereunder, shall be acceptable to counsel for Acquiree;

       7.9 There shall not be any litigation to restrain or invalidate the exchange, the defense of which would, in the judgement of the Board of Directors of Acquiree, made in good faith and based upon the advice of counsel, involve expense or lapse of time that would be adverse to the interest of Acquiree or its Shareholder or the Company;

       7.10 There shall not be any governmental proceeding, claim or other litigation pending or threatened to restrain or invalidate the exchange, or which, if adversely decided, could adverse- ly affect the Company;

       7.11 Acquiree and Acquiree Shareholders shall have received the opinion of counsel for the Company, dated the Closing Date, in form and substance satisfactory to Acquiree and Acquiree Shareholders, with respect to the following matters:

       (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Utah and it has all requisite corporate power and authority to carry on the business now conducted
(if any be so conducted) and to own and operate its respective properties
(if any) and to enter into this Agreement, and consummate the transactions herein contemplated; the Company is not required to be qualified to conduct business in any other jurisdiction;

       (b) The authorized capital stock of the Company is as stated in this Agreement. All of the issued and outstanding shares are fully paid and nonassessable shares of the Company's common stock;

       (c) No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, or the carrying out of any of the transactions contemplated hereby;

       (d) To the best knowledge of such counsel, except as herein indicated, there are no suits, actions, claims or proceedings pending or threatened against the Company, nor to the knowledge of such counsel is the Company a party to or subject to any order, judgment, decree, agreement, stipulation or consent of or with any court or administrative agency, nor, to the best knowledge of such counsel, is any investigation pending or threatened against the Company.

8.   Closing.

8.1  The closing of the transactions described in this Agreement
(the "Closing Date"), shall take place within 72 hours after compliance with all conditions precedent to such Closing Date as set forth in Paragraph 8 of this Agreement and shall take place at such specific date and place as the parties may agree.

8.2 Each party will comply with their respective requirements at the closing and will deliver appropriate documents as called for by this Agreement.

9. Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date upon the following conditions:

9.1 By the mutual consent of the Boards of Directors of the Company and Acquiree;

9.2 By the Board of Directors of either the Company or Acquiree if this Agreement is not duly adopted by both the Company and Acquiree, or the acquisition shall not be consummated in accordance with the terms hereof prior to 60 days from the date hereof, or such later date as the Boards of Directors of the Company and Acquiree shall mutually approve;

9.3 By the Board of Directors of either the Company or Acquiree if, in the bona fide judgment of such Board, there shall have been a violation of any covenant or agreement set forth herein; or if any warranty or representation shall be untrue; or such Board of Directors should, in its bona fide judgment, deem the acquisition inadvisable or impractical by reason of any defect which, in the opinion of counsel for the company whose Board of Directors has made such a determination, constitutes a part of its assets or there exists or there is a threat of a liability or obligation of such other company not previously known at the time of this Agreement.

10. Effect of Termination. In the event of the termination and abandonment of the acquisition and this Agreement as herein provided, notice shall be given to the company or person to be notified of the termination or abandonment as herein provided in, and thereupon this Agreement shall become wholly void and of no effect, and there shall be no liability on the part of any person who is a party hereto, or any liability for the Board of Directors, stockholders, officers or directors of either the Company or Acquiree or any other party to this Agreement.

11. Nature and Survival of Representations. All representations, warranties and covenants made by a party to this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby. All of the parties hereto are executing and carrying out the provisions of this Agreement, and relying solely upon the representations, warranties and covenants contained in this Agreement and not upon any investigation upon which it might have made, or any representation, warranties, agreements, promises or information, written or oral, made by the other party, or by persons other than as specifically set forth herein.

12. Investment Representations of Acquiree Shareholder. The Acquiree Shareholders warrant, represent and agree as to the Acquiror Shares to be received pursuant to this Agreement:

       12.1 That such shares are being acquired for the purpose of investment, for the account of Shareholder, and not with a view to distribution or resale or any present intention to divide their participation with others;

       12.2 Shareholder has been informed that the shares of the Company to be received by him are not being registered under the Act in reliance upon the exemption provided by Section 4(2) of the Act as a transaction not involving any public offering and/or Regulation D adopted under said Act and that reliance upon such exemptions is predicated in part on the representations made in Paragraph 13.1 above;

       12.3 Shareholder acknowledges that he is aware of the fact that the shares being acquired by him hereunder will be highly speculative and may only be sold or disposed of under the restrictions imposed under the Act and the Securities Exchange Act of 1934, as amended, except pursuant to an exemption from the registration requirements of the Act;

       12.4 Shareholder consents to the imposition of a legend on the certificate or certificates of stock to be received by him hereunder to the effect that such securities have not been registered under the Act and such securities may not be sold, pledged or hypothecated, except in compliance with said Act, or upon an appropriate opinion of counsel acceptable to the Company to the effect that an exemption from the registration provisions of said Act is available to the selling shareholder. Shareholder further consents to the imposition of "stop transfer" instructions with respect to his respective account as recorded by the transfer agent of the Company, to the effect that such shares may not be sold or disposed of without evidence of compliance with the requirements of said Act, or upon an acceptable opinion of counsel.

13.  Miscellaneous.

       13.1 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       13.2 Entire Agreement. This Agreement constitutes the entire Agreement among the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution of this Agreement.

       13.3 Successors. This Agreement shall be binding upon the parties hereto, and inure to the benefit of the parties, and their respective successors in interest and assigns.

       13.4 Further Assurances. At any time and from time to time after the date hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

       13.5 Waiver. Any failure on the part of any party hereto to comply with any of the obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

       13.6 Notices. Notices and communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid, first class, registered or certified mail, return receipt requested to the addresses indicated herein for each party.

       13.7 Severability. The parties to this Agreement hereby agree and affirm that none of the above provisions is dependent upon the validity or of any other provisions, and if any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

       13.8 Finder's Fees. The parties hereto acknowledge that there have been no brokers, finders or other parties whomsoever which would be entitled to receive a fee in connection with this transaction except as set forth in Schedule J annexed hereto.

       13.9 Headings. Section and subsection headings in this Agreement are for convenience only, and shall not affect in any way the meaning or interpretation of this Agreement.

       13.10 Governing Law. This Agreement shall be governed by the laws of New York State.

       13.11 Amendment. This Agreement or any provision hereof, may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement on the above written date.

XETAL, INC. (The Company)


By:_/s/Peter Steil_________________
PETER STEIL, Its: President

DENTAL ALTERNATIVES INC. (Acquiree)


By:_/s/Dr. Jan Stahl______________
DR. JAN STAHL, Its: President



SHAREHOLDER:  _/s/Jan Stahl_________________
                  JAN STAHL